Exhibit 10.57

Summary Translation of Project Shares Purchase Contract

Party A: Yantai Zhisheng International Freight Forwarding Co., Ltd (“Zhisheng Freight”)

Party B: Yantai Mouping District Zhisheng Agricultural Produce Cooperative (“Zhisheng Agricultural”)

Party C: Zhejiang Zhen’Ai Network Warehousing Services Co., Ltd. (“Zhen’Ai Network”)

1. Project :

Parties A, B and C agreed to Parties A and B’s joint contribution to the project run by Party C.

Name: Tiancang Systematic Warehousing Project (“Tiancang Project”)

Location: Sihai Avenue and Wuzhou Avenue, Choujiang Street, Yiwu City, Zhejiang Province

Scope of Business: E-commerce warehousing, logistic solutions, online platform recruitment, and brand operation in trust

2. Purchase Method:

2.1 Party A and Party B jointly invest RMB 14,500,000 in Tiancan Project run by Party A.

2.2 The project would be operated in the name of Party C, and Party C will provide offices and human resources to the project.

2.3 Party A and Party B shall complete the payment within 90 days after the entry of this contract.

3. Profit and Loss Allocation:

3.1 Each Party will allocate profit in accordance with the investment percentages: Party A and Party B shall have 29%, and Party C has 71%.

3.2 Profit will be allocated once per year. The profit subject to allocation would be the amount after the deduction of 30% as statutory reserve fund, 10% as employee welfare fund.

3.3 If the statutory reserve fund is up to 30% of the total investment amount of the project, no statutory reserve fund would be deducted.

4. Capital Increase and Deduction

4.1 No party shall have the right to decrease the investment amount. However, they can change the investment rate based on consensus.

4.2 In case of development needs, all the parties could increase their investment amount according to original investment percentage unless they all agree to another investment rate.

4.3 All the changes to investment percentage and profit allocation rate should be put in written document, otherwise it would not be effective.

5. Join and Withdrawal

5.1 No third party partner is allowed to join unless with the consent of all parties.

5.2 Partners could only withdraw with the consent of all parties. When one partner withdraws, he could get 70% of his actual investment amount in the investment contract at the time of withdrawal. And he takes joint reliability with the other partners to the debts incurred before the withdrawal.

6. Operation and Management

6.1 The project shall be independently operated and managed by Party C. Parties A and B each has the right to exam and verify the accounts.

6.2 All the investors should at least have one meeting once a quarter.

7. Rights and Duties

7.1 All the investors have the right to provide advice, suggestions, and specific plans to the operation and management of the project. They shall also seriously consider the advice, suggestions and specific plans, and reply within 7 days.

7.2 All the investors have the right to read and exam and verify the accounts without the rights to copy and keep the record without the consent of all the investors.

7.3 All the investors have the right to get profit according to investment percentage and allocation process. If Party C refuses to allocate profit to Party A and Party B, Party A and Party B have the rights to urge Party C to allocate the profit within 3 days, or they have the right to dissolve the contract and require Party C to double refund their investment fund.

7.4 Party C shall provide a general project analysis containing information about financial status, market situation, credit and debt situation, human resources and so on in January every year.

7.5 The parties are jointly liable for to all the debts incurred in the name of the three between the establishment of the project and the operation of the project.

7.6 If in the process of operation, Parties A and B disclose the business secrets of Party C and cause harm to Party C’s business reputation, Party C has the right to claim damage using 20% of the total investment amount as standard.

7.7 All the employment relationships in the project are established in the name of Party C. In case of any labor contract disputes, Party C shall undertake the responsibility.

8. Breach of Contract

8.1 Any investor breaches any one of the above terms, non-breaching party should urge the breaching party to comply to the contract within 5 days. If the breaching party is still in violation of the terms, non-breaching party has the right to dismiss the breaching party’s qualification as partner and refund 70% of his investment amount. If the project is in deficit when the breaching party is being dismissed, he would get the refund according to the actual capital rate after deficit. Non-breaching party reserves the rights to claims for damage caused.

9. Dissolution

9.1 Under the following circumstances, the project would dissolute:

1) All the investors agree on dissolution;

2) Force majeure renders the project beyond enforcement;

3) Serious breach of contract by one party rendering the project beyond enforcement;

4) Other situation by law.